Exhibit 11.1

                      FAIR, ISAAC AND COMPANY, INCORPORATED
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 Three months ended December 31,
                                                        1995              1994
Primary Earnings Per Share:

Weighted Average Common Shares
     Outstanding                                       12,282            12,124

Shares Issuable Upon Exercise of Stock
     Options                                              759               760

Less Shares Assumed to be Repurchased                    (280)             (208)
                                                  ------------      -----------

Weighted Average Common Shares,
     as Adjusted                                       12,761            12,676
                                                  ===========       ===========

Net Income                                        $     3,524       $     2,882
                                                  ===========       ===========

Primary Earnings per Share                        $      0.28       $      0.22
                                                  ===========       ===========



Fully Diluted Earnings Per Share:

Weighted Average Common Shares
     Outstanding                                       12,282            12,124

Shares Issuable Upon Exercise of Stock
     Options                                              755               760

Less Shares Assumed to be Repurchased                    (303)             (156)
                                                  ------------      -----------

Weighted Average Common Shares,
     as Adjusted                                       12,734            12,728
                                                  ===========       ===========

Net Income                                        $     3,524       $     2,882
                                                  ===========       ===========

Fully Diluted Earnings Per Share                  $      0.28       $      0.22
                                                  ===========       ===========